Exhibit 10.15

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of June 9, 2011 (the “Effective Date”) between SILICON VALLEY BANK, a California corporation with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”), and ACACIA COMMUNICATIONS, INC., a Delaware corporation (“Borrower”), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

1	ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2	LOAN AND TERMS OF PAYMENT

2.1 Promise to Pay. Borrower hereby unconditionally promises to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.

2.1.1 Revolving Advances.

(a) Availability. Subject to the terms and conditions of this Agreement, Bank shall make Advances not exceeding the Availability Amount. Amounts borrowed under the Revolving Line may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.

(b) Termination; Repayment. The Revolving Line terminates on the Revolving Line Maturity Date, when the principal amount of all Advances, the unpaid interest thereon, and all other Obligations relating to the Revolving Line shall be immediately due and payable.

2.1.2 Letters of Credit Sublimit.

(a) As part of the Revolving Line, Bank shall issue or have issued Letters of Credit denominated in Dollars or a Foreign Currency for Borrower’s account. The aggregate Dollar Equivalent amount utilized for the issuance of Letters of Credit shall at all times reduce the amount otherwise available for Advances under the Revolving Line. The aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed the lesser of (A) One Hundred Thousand Dollars ($100,000.00), minus (i) the sum of all amounts used for Cash Management Services, and minus (ii) the FX Reduction Amount, or (B) the lesser of the Revolving Line or the Borrowing Base, minus (i) the sum of all outstanding principal amounts of any Advances (including any amounts used for Cash Management Services), and minus (ii) the FX Reduction Amount.

(b) If, on the Revolving Line Maturity Date (or the effective date of any termination of this Agreement), there are any outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to 105% (if the Letter of Credit is denominated in Dollars) or 110% (if the Letter of Credit is denominated in a Foreign Currency) of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s standard Application and Letter of Credit Agreement (the “Letter of Credit Application”). Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request. Borrower further agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guaranteed by Bank and opened for Borrower’s account or by Bank’s interpretations of any Letter of Credit issued by Bank for Borrower’s account, and Borrower understands and agrees that Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto.

(c) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, such Letters of Credit, and the Letter of Credit Application.

(d) Borrower may request that Bank issue a Letter of Credit payable in a Foreign Currency. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the Dollar Equivalent of the amount thereof (plus fees and charges in connection therewith such as wire, cable, SWIFT or similar charges).

(e) To guard against fluctuations in currency exchange rates, upon the issuance of any Letter of Credit payable in a Foreign Currency, Bank shall create a reserve (the “Letter of Credit Reserve”) under the Revolving Line in an amount equal to ten percent (10%) of the face amount of such Letter of Credit. The amount of the Letter of Credit Reserve may be adjusted by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Revolving Line shall be reduced by the amount of such Letter of Credit Reserve for as long as such Letter of Credit remains outstanding.

2.1.3 Foreign Exchange Sublimit. As part of the Revolving Line, Borrower may enter into foreign exchange contracts with Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency (each, a “FX Forward Contract”) on a specified date (the “Settlement Date”). FX Forward Contracts shall have a Settlement Date of at least one (1) FX Business Day after the contract date and shall be subject to a reserve of ten percent (10%) of each outstanding FX Forward Contract (the “FX Reserve”). The aggregate amount of FX Forward Contracts at any one time may not exceed ten (10) times the lesser of (A) One Hundred Thousand Dollars ($100,000.00), minus (i) the sum of all amounts used for Cash Management Services, and minus (ii) the Dollar Equivalent of the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), or (B) the lesser of Revolving Line or the Borrowing Base, minus (i) the sum of all outstanding principal amounts of any Advances (including any amounts used for Cash Management Services), and minus (ii) the Dollar Equivalent of the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve). The amount otherwise available for Credit Extensions under the Revolving Line shall be reduced by an amount equal to ten percent (10%) of each outstanding FX Forward Contract (the “FX Reduction Amount”). Any amounts needed to fully reimburse Bank for any amounts not paid by Borrower in connection with FX Forward Contracts will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.

2.1.4 Cash Management Services Sublimit. Borrower may use the Revolving Line for Bank’s cash management services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in Bank’s various cash management services agreements (collectively, the “Cash Management Services”), in an aggregate amount not to exceed the lesser of (A) One Hundred Thousand Dollars ($100,000.00), minus (i) the Dollar Equivalent of the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), and minus (ii) the FX Reduction Amount, or (B) the lesser of Revolving Line or the Borrowing Base, minus (i) the sum of all outstanding principal amounts of any Advances, minus (ii) the Dollar Equivalent of the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), and minus (iii) the FX Reduction Amount. Any amounts Bank pays on behalf of Borrower for any Cash Management Services will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.

2.1.5 Growth Capital Advances.

(a) Availability. Subject to the terms and conditions of this Agreement, during the Draw Period, Bank agrees to make up to three (3) advances (each a “Growth Capital Advance” and collectively the “Growth Capital Advances”) available to Borrower in an amount not to exceed the Growth Capital Advance Amount. Each Growth Capital Advance must be in an amount equal to at least One Million Dollars ($1,000,000.00). After repayment, no Growth Capital Advance may be reborrowed. Borrower may prepay any Growth Capital Advance at any time without premium or penalty.

(b) Interest Period. Commencing on the first Payment Date of the month following the month in which the Funding Date for the applicable Growth Capital Advance occurs, and continuing on the Payment Date of each month thereafter, Borrower shall make monthly payments of interest, in arrears, on the principal amount of each Growth Capital Advance at the rate set forth in Section 2.3(a)(ii).

(c) Repayment. Commencing on April 2, 2012 and continuing on each Payment Date thereafter, Borrower shall repay each Growth Capital Advance in (i) thirty-six (36) equal monthly installments of principal, plus (ii) monthly payments of accrued interest at the rate set forth in Section 2.3(a)(ii). All outstanding principal and accrued and unpaid interest under the Growth Capital Advances and all other outstanding Obligations with respect to the Growth Capital Advances, are due and payable in full on the Growth Capital Maturity Date.

2.2 Overadvances. If, at any time, the sum of (a) the outstanding principal amount of any Advances (including any amounts used for Cash Management Services), plus (b) the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), plus (c) the FX Reduction Amount exceeds the lesser of either the Revolving Line or the Borrowing Base, Borrower shall immediately pay to Bank in cash such excess.

2.3 Payment of Interest on the Credit Extensions.

(a) Interest Rate.

(i) Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to one and one half of one percentage point (1.50%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(f) below.

(ii) Growth Capital Advances. Subject to Section 2.3(b), the principal amount outstanding for each Growth Capital Advance shall accrue interest at a floating per annum rate equal to three percentage points (3.0%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(f) below.

(b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percentage points (5.00%) above the rate that is otherwise applicable thereto (the “Default Rate”) unless Bank otherwise elects from time to time in its sole discretion to impose a smaller increase. Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Bank Expenses) but which are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(c) Adjustment to Interest Rate. Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.

(d) Computation; 360-Day Year. In computing interest, the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.

(e) Debit of Accounts. Bank may debit any of Borrower’s deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Bank when due. These debits shall not constitute a set-off.

(f) Interest Payment Date. Unless otherwise provided, interest is payable monthly on the Payment Date.

2.4 Fees. Borrower shall pay to Bank:

(a) Revolving Line Commitment Fee. A fully earned, non-refundable commitment fee of Twelve Thousand Five Hundred Dollars ($12,500.00) on the Effective Date (the “Revolving Line Commitment Fee”);

(b) Growth Capital Line Commitment Fee. A fully earned, non-refundable commitment fee of Seven Thousand Five Hundred Dollars ($7,500.00) on the Effective Date (the “Growth Capital Line Commitment Fee”);

(c) Good Faith Deposit. Borrower has paid to Bank a deposit of Ten Thousand Dollars ($10,000.00) (the “Good Faith Deposit”) to initiate Bank’s due diligence review process. Any portion of the Good Faith Deposit not utilized to pay Bank Expenses will be applied towards the Revolving Line Commitment Fee and/or the Growth Capital Line Commitment Fee;

(d) Letter of Credit Fee. Bank’s customary fees and expenses for the issuance or renewal of Letters of Credit, upon the issuance of such Letter of Credit, each anniversary of the issuance during the term of such Letter of Credit, and upon the renewal of such Letter of Credit by Bank; and

(e) Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.

2.5 Payments. All payments (including prepayments) to be made by Borrower under any Loan Document shall be made in immediately available funds in U.S. Dollars, without setoff or counterclaim, before 12:00 p.m. Eastern time on the date when due. Payments of principal and/or interest received after 12:00 p.m. Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

3	CONDITIONS OF LOANS

3.1 Conditions Precedent to Initial Credit Extension. Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

(a) duly executed original signatures to the Loan Documents;

(b) duly executed original signatures to the Control Agreements;

(c) Borrower’s Operating Documents and a long-form good standing certificate of Borrower certified by the Secretary of State of the State of Delaware as of a date no earlier than thirty (30) days prior to the Effective Date;

(d) Secretary’s Corporate Borrowing Certificate;

(e) Certificates of Foreign Qualification of Borrower (as applicable), certified by the applicable secretary of state as of a date no earlier than thirty (30) days prior to the Effective Date;

(f) certified copies, dated as of a recent date, of financing statement searches, as Bank shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(g) the Perfection Certificate of Borrower, together with the duly executed original signature thereto;

(h) a landlord’s consent in favor of Bank for 3 Clock Tower Place, Suite 210, Maynard, Massachusetts 01754, by the respective landlord thereof, together with the duly executed original signatures thereto;

(i) a legal opinion of Borrower’s counsel dated as of the Effective Date together with the duly executed original signature thereto;

(j) evidence satisfactory to Bank that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank; and

(k) payment of the fees and Bank Expenses then due as specified in Section 2.4 hereof.

3.2 Conditions Precedent to all Credit Extensions. Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a) except as otherwise provided in Section 3.4, timely receipt of an executed Payment/Advance Form;

(b) the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the Payment/Advance Form and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

(c) in Bank’s reasonable discretion, there has not been any material impairment in the general affairs, management, results of operation, financial condition or the prospect of repayment of the Obligations, or any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank.

3.3 Covenant to Deliver. Borrower agrees to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition precedent to any Credit Extension. Borrower expressly agrees that a Credit Extension made prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Bank’s sole discretion.

3.4 Procedures for Borrowing.

(a) Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance (other than Advances under Sections 2.1.2 or 2.1.4), Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Eastern time on the Funding Date of the Advance. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Bank shall credit Advances to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due.

(b) Growth Capital Advances. Subject to the prior satisfaction of all other applicable conditions to the making of a Growth Capital Advance set forth in this Agreement, to obtain a Growth Capital Advance, Borrower must notify Bank (which notice shall be irrevocable) by electronic mail or facsimile no later than 12:00 p.m. Eastern time three (3) Business Days before the proposed Funding Date. The notice shall be a Payment/Advance Form, must be signed by a Responsible Officer or designee. If Borrower satisfies the conditions of each Growth Capital Advance, Bank shall disburse such Growth Capital Advance by transfer to the Designated Deposit Account.

4	CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

4.2 Priority of Security Interest. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Bank’s Lien under this Agreement). If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at Borrower’s sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower.

4.3 Authorization to File Financing Statements. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.

5	REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1 Due Organization, Authorization; Power and Authority. Borrower and each of its Subsidiaries are duly existing and in good standing as Registered Organizations in their respective jurisdictions of formation and are qualified and licensed to do business and are in good standing in any jurisdiction in which the conduct of their business or their ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business. In connection with this Agreement, Borrower has delivered to Bank a completed certificate signed by Borrower, entitled “Perfection Certificate”. Borrower represents and warrants to Bank that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement). If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Bank of such occurrence and provide Bank with Borrower’s organizational identification number.

The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or (v) constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s business.

5.2 Collateral. Borrower has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Borrower has no deposit accounts other than the deposit accounts with Bank, the deposit accounts, if any, described in the Perfection Certificate delivered to Bank in connection herewith, or of which Borrower has given Bank notice and taken such actions as are necessary to give Bank a perfected security interest therein. The Accounts are bona fide, existing obligations of the Account Debtors.

The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 7.2.

All Inventory is in all material respects of good and marketable quality, free from material defects.

Borrower is the sole owner of the Intellectual Property which it owns or purports to own except for (a) non-exclusive licenses granted to its customers in the ordinary course of business, (b) over-the-counter software that is commercially available to the public, and (c) material Intellectual Property licensed to Borrower and noted on the Perfection Certificate. Each Patent which it owns or purports to own and which is material to Borrower’s business is valid and enforceable, and no part of the Intellectual Property which Borrower owns or purports to own and which is material to Borrower’s business has been judged invalid or unenforceable, in whole or in part. To the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a material adverse effect on Borrower’s business.

Except as noted on the Perfection Certificate, Borrower is not a party to, nor is it bound by, any Restricted License.

5.3 Accounts Receivable. For any Eligible Account in any Borrowing Base Certificate, all statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing such Eligible Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower’s Books are genuine and in all respects what they purport to be. Whether or not an Event of Default has occurred and is continuing, Bank may notify any Account Debtor owing Borrower money of Bank’s security interest in such funds and verify the amount of such Eligible Account. All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all applicable laws and governmental rules and regulations. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are Eligible Accounts in any Borrowing Base Certificate. To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

5.4 Litigation. There are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than, individually or in the aggregate, Fifty Thousand Dollars ($50,000.00).

5.5 Financial Statements; Financial Condition. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations as of the date or for the period indicated therein, subject to customary year end adjustments. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.6 Solvency. The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.7 Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a material adverse effect on its business. None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Government Authorities that are necessary to continue their respective businesses as currently conducted, except as would not be reasonably expected to have a material adverse effect on Borrower’s business.

5.8 Subsidiaries; Investments. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.9 Tax Returns and Payments; Pension Contributions. Borrower has timely filed all required tax returns and reports, and Borrower has timely paid when due and payable or duly filed all valid extensions in connection therewith all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower. Borrower may defer payment of any contested taxes, provided that Borrower (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Bank in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”. Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.10 Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions as working capital and to fund its general business requirements and not for personal, family, household or agricultural purposes.

5.11 Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank pursuant to this Agreement, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements, in light of the circumstances in which they were made, not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.12 Definition of “Knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of Borrower’s” knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers.

6	AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

6.1 Government Compliance. Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower’s business.

6.2 Financial Statements, Reports, Certificates. Deliver to Bank:

(a) Borrowing Base Reports. Within thirty (30) days after the last day of each month, aged listings of accounts receivable and accounts payable (by invoice date) (the “Borrowing Base Reports”);

(b) Borrowing Base Certificate. Within thirty (30) days after the last day of each month and together with the Borrowing Base Reports, a duly completed Borrowing Base Certificate signed by a Responsible Officer;

(c) Monthly Financial Statements. As soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month certified by a Responsible Officer and in a form acceptable to Bank (the “Monthly Financial Statements”);

(d) Monthly Compliance Certificate. Within thirty (30) days after the last day of each month and together with the Monthly Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and such other information as Bank may reasonably request;

(e) Annual Audited Financial Statements. As soon as available, but no later than one hundred eighty (180) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank in its reasonable discretion (the “Audited Financial Statements”); provided however that Bank will waive the requirements of this Section 6.2(e) if the Board determines, in its reasonable discretion, not to pursue an audit during any given fiscal year, and Bank will accept in place of the Audited Financial Statements unaudited financial statements as prepared by Borrower;

(f) Other Statements. Within ten (10) days of delivery, copies of all material statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt;

(g) SEC Filings. In the event that Borrower becomes subject to the reporting requirements under the Exchange Act within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Borrower with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the Internet at Borrower’s website address;

(h) Legal Action Notice. A prompt report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, Fifty Thousand Dollars ($50,000) or more;

(i) Board-Approved Projections. As soon as available, but no later than the first Business Day of the calendar month following the calendar month in which the Board approval occurred, but at least annually, and contemporaneously with any updates or changes thereto, Board-approved financial projections as to the following fiscal year, in a form of presentation reasonably acceptable to Bank; and

(j) Other Financial Information. Other financial information reasonably requested by Bank.

6.3 Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than Three Hundred Thousand Dollars ($300,000).

6.4 Taxes; Pensions. Timely file, and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.9 hereof, and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.5 Insurance. Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry, stage of development and location and as Bank may reasonably request. Insurance policies shall be in a form, with companies, and in customary amounts that are reasonably satisfactory to Bank. All property policies shall have a lender’s loss payable endorsement showing Bank as lender loss payee and waive subrogation against Bank and shall provide that the insurer must give Bank at least twenty (20) days notice before canceling, amending, or declining to renew its policy. All liability policies shall show, or have endorsements showing, Bank as an additional insured, and all such policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall give Bank at least twenty (20) days notice before canceling, amending, or declining to renew its policy. At Bank’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Bank’s option, be payable to Bank on account of the Obligations. If Borrower fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Bank deems prudent.

6.6 Operating Accounts.

(a) Maintain all of its and all of its Subsidiaries’ operating, depository, and securities accounts with Bank and Bank’s Affiliates.

(b) Provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.

6.7 Protection of Intellectual Property Rights.

(a) (i) Protect, defend and maintain the validity and enforceability of its Intellectual Property in a manner consistent with prudent business practices; (ii) promptly advise Bank in writing of material infringements of its Intellectual Property of which Borrower becomes aware; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent, which consent shall not be unreasonably withheld.

(b) Provide written notice to Bank within ten (10) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Bank reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents.

6.8 Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.

6.9 Further Assurances. Execute any further instruments and take further action as Bank may reasonably request to perfect or continue Bank’s Lien in the Collateral or to effect the purposes of this Agreement.

7	NEGATIVE COVENANTS

Borrower shall not do any of the following without Bank’s prior written consent:

7.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment; (c) in connection with Permitted Liens and Permitted Investments; and (d) of non-exclusive licenses, joint ventures, strategic alliances, collaborative transactions, partnerships or similar transactions for the use of the property of Borrower or its Subsidiaries in the ordinary course of business.

7.2 Changes in Business, Management, Ownership, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) have a change in senior management; or (ii) enter into any transaction or series of related transactions in which the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than forty-nine percent (49%) of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower’s equity securities in a public offering or to venture capital investors so long as Borrower identifies to Bank the venture capital investors prior to the closing of the transaction and provides to Bank a description of the material terms of the transaction).

Borrower shall not, without at least thirty (30) days prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Ten Thousand Dollars ($10,000) in Borrower’s assets or property) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Twenty-Five Thousand Dollars ($25,000.00) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate, (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization. If Borrower intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Twenty-Five Thousand Dollars ($25,000.00) to a bailee, and Bank and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower will first receive the written consent of Bank, and such bailee shall execute and deliver a bailee agreement in form and substance satisfactory to Bank in its sole discretion.

7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.

7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6(b) hereof.

7.7 Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in common stock, and (iii) Borrower may repurchase the stock of former employees or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided such repurchase does not exceed in the aggregate of Two Hundred Thousand Dollars ($200,000) per fiscal year; or (b) directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so.

7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Bank.

7.10 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

8	EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (a) or (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2 Covenant Default.

(a) Borrower fails or neglects to perform any obligation in Sections 6.2, 6.4, 6.5, 6.6, or 6.7(b) or violates any covenant in Section 7; or

(b) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in clause (a) above;

8.3 Material Adverse Change. A Material Adverse Change occurs;

8.4 Attachment; Levy; Restraint on Business.

(a) (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under the control of Borrower (including a Subsidiary) on deposit or otherwise maintained with Bank or any Bank Affiliate, or (ii) a notice of lien or levy is filed against any of Borrower’s assets by any government agency, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; or

(b) (i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting any material part of its business;

8.5 Insolvency. (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.6 Other Agreements. There is, under any agreement to which Borrower is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Fifty Thousand Dollars ($50,000); or (b) any default by Borrower, the result of which could have a material adverse effect on Borrower’s business;

8.7 Judgments. One or more final judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower and the same are not, within ten (10) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the discharge, stay, or bonding of such judgment, order, or decree);

8.8 Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made; or

8.9 Subordinated Debt. Any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Person shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement.

9	BANK’S RIGHTS AND REMEDIES

9.1 Rights and Remedies. While an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

(a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b) stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(c) demand that Borrower (i) deposit cash with Bank in an amount equal to 105% (if the Letter of Credit is denominated in Dollars) or 110% (if the Letter of Credit is denominated in a Foreign Currency) of the aggregate face amount of all Letters of Credit remaining undrawn (plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

(d) terminate any FX Forward Contracts;

(e) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, notify any Person owing Borrower money of Bank’s security interest in such funds, and verify the amount of such account;

(f) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(g) apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(h) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;

(i) place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(j) demand and receive possession of Borrower’s Books; and

(k) exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2 Power of Attorney. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3 Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.4 Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, Bank may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

9.5 Bank’s Liability for Collateral. So long as Bank complies with applicable law and reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the

Collateral; (b) any loss or damage to the Collateral (except for any loss or damage caused by Bank’s gross negligence or willful misconduct); (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6 No Waiver; Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election and shall not preclude Bank from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7 Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10	NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	Acacia Communications, Inc. 3 Clock Tower Place, Suite 210 Maynard, Massachusetts 01754 Attn: Raj Shanmugaraj Fax: Email: Raj.Shanmugaraj @acacia-inc.com

If to Bank:	Silicon Valley Bank 275 Grove Street, Suite 2-200 Newton, Massachusetts 02466 Attn: Mr. Dan Allred Fax: (617) 969-439 Email: DAllred@svb.com

with a copy to:	Riemer & Braunstein LLP Three Center Plaza Boston, Massachusetts 02108 Attn: David A. Ephraim, Esquire Fax: (617) 880-3456 Email: DEphraim@riemerlaw.com

11	CHOICE OF LAW, VENUE, AND JURY TRIAL WAIVER

Massachusetts law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Boston, Massachusetts; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12	GENERAL PROVISIONS

12.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s discretion). Bank has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents (other than the Warrant, as to which assignment, transfer and other such actions are governed by the terms of the Warrant).

12.2 Indemnification. Borrower agrees to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or expenses (including Bank Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Bank and Borrower contemplated by the Loan Documents (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.

12.3 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.4 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5 Correction of Loan Documents. Bank may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties.

12.6 Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

12.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.8 Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied. The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.9 Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Bank, collectively, “Bank Entities”), provided that such Bank Entities agree to be bound by the terms of this Section 12.9; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use its best efforts to obtain any prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (ii) disclosed to Bank by a third party if Bank does not know that the third party is prohibited from disclosing the information.

Bank Entities may use the confidential information for reporting purposes and the development and distribution of databases and market analyses so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of this Agreement.

12.10 Right of Set Off. Borrower hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank pursuant to this Agreement, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.11 Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

12.12 Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.13 Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.14 Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.15 Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

13	DEFINITIONS

13.1 Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Advance” or “Advances” means an advance (or advances) under the Revolving Line.

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Audited Financial Statements” is defined in Section 6.2(e) hereof.

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the Dollar Equivalent amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserve, minus (c) the FX Reduction Amount, minus (d) any amounts used for Cash Management Services, and minus (e) the outstanding principal balance of any Advances.

“Bank” is defined in the preamble hereof.

“Bank Entities” is defined in Section 12.9.

“Bank Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.

“Board” is Borrower’s board of directors.

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Base” is (a) eighty percent (80%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate plus (b) the lesser of (i) One Million Dollars ($1,000,000) and (ii) fifty percent (50%) of Eligible Purchase Orders, provided, however, that Bank may decrease the foregoing percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

“Borrowing Base Certificate” is that certain certificate in the form attached hereto as Exhibit C.

“Borrowing Base Report” is defined in Section 6.2(a).

“Business Day” is any day that is not a Saturday, Sunday or a day on which Bank is closed.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; and (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue.

“Cash Management Services” is defined in Section 2.1.4.

“Claims” is defined in Section 12.2.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the Commonwealth of Massachusetts; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the Commonwealth of Massachusetts, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit D.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is any Advance, Growth Capital Advance, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by Bank for Borrower’s benefit.

“Danish Subsidiary” means Acacia Communications Europe APS.

“Default Rate” is defined in Section 2.3(b).

“Deferred Revenue” is all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue.

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is Borrower’s deposit account, account number                     , maintained with Bank.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“Draw Period” is the period of time from the Effective Date through the earlier to occur of (a) March 31, 2012 or (b) an Event of Default.

“Effective Date” is defined in the preamble hereof.

“Eligible Accounts” means Accounts which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3. Bank reserves the right at any time after the Effective Date to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment. Unless Bank otherwise agrees in writing, Eligible Accounts shall not include:

(a) Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent;

(b) Accounts that the Account Debtor has not paid within ninety (90) days of invoice date regardless of invoice payment period terms;

(c) Accounts with credit balances over ninety (90) days from invoice date;

(d) Accounts owing from an Account Debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;

(e) Accounts owing from an Account Debtor which does not have its principal place of business in the United States (except for Eligible Foreign Accounts);

(f) Accounts billed and/or payable outside of the United States;

(g) Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts);

(h) Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless (i) Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended, and (ii) Bank approves in writing, on a case by case basis in its sole and absolute discretion;

(i) Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other terms if Account Debtor’s payment may be conditional;

(j) Accounts owing from an Account Debtor where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);

(k) Accounts subject to contractual arrangements between Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements where the Account Debtor has a right of offset for damages suffered as a result of Borrower’s failure to perform in accordance with the contract (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts);

(l) Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of Borrower’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings);

(m) Accounts subject to trust provisions, subrogation rights of a bonding company, or a statutory trust;

(n) Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Bank, Borrower, and the Account Debtor have entered into an agreement acceptable to Bank in its sole discretion wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from Borrower (sometimes called “bill and hold” accounts);

(o) Accounts for which the Account Debtor has not been invoiced;

(p) Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of Borrower’s business;

(q) Accounts for which Borrower has permitted Account Debtor’s payment to extend beyond 90 days;

(r) Accounts arising from chargebacks, debit memos, or other payment deductions taken by an Account Debtor;

(s) Accounts arising from product returns and/or exchanges (sometimes called “warranty” or “RMA” accounts);

(t) Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

(u) Accounts owing from an Account Debtor with respect to which Borrower has received Deferred Revenue (but only to the extent of such Deferred Revenue);

(v) Accounts owing from an Account Debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, for the amounts that exceed that percentage (except for Specified Accounts), unless Bank approves in writing on a case by case basis in its sole and absolute discretion; and

(w) Accounts for which Bank in its good faith business judgment determines collection to be doubtful, including, without limitation, accounts represented by “refreshed” or “recycled” invoices.

“Eligible Foreign Accounts” are Accounts which are otherwise Eligible Accounts but for the fact that the Account Debtor does not have its principal place of business in the United States and that Bank approves in writing on a case by case basis in its sole and absolute discretion. As used herein, Eligible Foreign Accounts shall include the Specified Accounts

“Eligible Purchase Orders” are binding, non-contingent and non-cancelable purchase orders issued within the previous ninety (90) days, for the delivery of goods by Borrower or the provision of services by Borrower, and which, but for the fact that an invoice has not been sent, are otherwise “Eligible Accounts.” Upon the issuance of an invoice in respect of such a purchase order, such applicable purchase order shall not be deemed to be an “Eligible Purchase Order”.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 8.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“First Milestone Event” is receipt by Bank of evidence, satisfactory to Bank in its sole and absolute discretion, that Borrower has entered into a binding contract with Xtera to fulfill an order for one hundred (100) units, pursuant to which Borrower has received commitment fees in an amount of at least Eight Hundred Thousand Dollars ($800,000).

“Foreign Currency” means lawful money of a country other than the United States.

“Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.

“FX Business Day” is any day when (a) Bank’s Foreign Exchange Department is conducting its normal business and (b) the Foreign Currency being purchased or sold by Borrower is available to Bank from the entity from which Bank shall buy or sell such Foreign Currency.

“FX Forward Contract” is defined in Section 2.1.3.

“FX Reduction Amount” is defined in Section 2.1.3.

“FX Reserve” is defined in Section 2.1.3.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Good Faith Deposit” is defined in Section 2.4(c).

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Growth Capital Advance” or “Growth Capital Advances” is defined in Section 2.15(a) hereof.

“Growth Capital Advance Amount” is an amount not to exceed Three Million Dollars ($3,000,000) in the aggregate, available as follows:

(i) from the Effective Date through the Draw Period, One Million Dollars ($1,000,000), in the aggregate;

(ii) upon the occurrence of the First Milestone Event through the Draw Period, Two Million Dollars ($2,000,000) in the aggregate (inclusive of the original principal amount of any Growth Capital Advances made by Bank to Borrower); and

(iii) upon the occurrence of the Second Milestone Event (but regardless of whether the First Milestone Event has occurred) through the Draw Period, Three Million Dollars ($3,000,000) in the aggregate (inclusive of the original principal amount of any Growth Capital Advances made by Bank to Borrower).

“Growth Capital Line Commitment Fee” is defined in Section 2.4(b).

“Growth Capital Maturity Date” is March 1, 2015.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.2.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means all of Borrower’s right, title, and interest in and to the following:

(a) its Copyrights, Trademarks and Patents;

(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c) any and all source code;

(d) any and all design rights which may be available to a Borrower;

(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“Letter of Credit” means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank as set forth in Section 2.1.2.

“Letter of Credit Application” is defined in Section 2.1.2(b).

“Letter of Credit Reserve” has the meaning set forth in Section 2.1.2(e).

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, the Warrant, the Perfection Certificate, any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

“MassDev Note” is defined in the definition of “Permitted Indebtedness” hereof.

“MassDev Security Agreement” is defined in the definition of “Permitted Indebtedness” hereof.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations. In determining whether a “Material Adverse Change” has occurred under clause (b) or (c) above, Bank’s primary, though not sole, consideration will be whether Borrower has or will have sufficient cash resources to repay the Obligations as and when due. Bank recognizes that, as a pre-profit company, Borrower’s cash resources will decline over time, and Borrower will periodically require additional infusions of equity capital. The clear intention of Borrower’s investors to continue to fund Borrower in the amounts and timeframe necessary, in Bank’s good faith judgment, to enable Borrower to satisfy the Obligations as they become due and payable is the most significant criterion Bank shall consider in making any such determination.

“Maturity Date” means either the Revolving Line Maturity Date or the Growth Capital Maturity Date, as applicable.

“Monthly Financial Statements” is defined in Section 6.2(c).

“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Documents (other than the Warrant), or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents (other than the Warrant).

“Operating Documents” are, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than 30 days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment/Advance Form” is that certain form attached hereto as Exhibit B.

“Payment Date” is the first Business Day of each month.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Indebtedness” is:

(a) Borrower’s Indebtedness to Bank under this Agreement and the other Loan Documents;

(b) Indebtedness existing on the Effective Date and shown on the Perfection Certificate;

(c) Subordinated Debt;

(d) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(f) Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder;

(g) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be; and

(h) Indebtedness in favor of Massachusetts Development Finance Agency pursuant to that certain Security Agreement between Borrower and Massachusetts Development Finance Agency dated as of February 25, 2011 (the “MassDev Security Agreement”) and that certain Promissory Note between Borrower and Massachusetts Development Finance Agency dated as of February 25, 2011 (the “MassDev Note”), up to the maximum principal amount of Three Million Dollars ($3,000,000.00).

“Permitted Investments” are:

(a) Investments (including, without limitation, Subsidiaries) existing on the Effective Date and shown on the Perfection Certificate;

(b) (i) Investments consisting of Cash Equivalents, and (ii) any Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Bank;

(c) Investments by Borrower in its Danish Subsidiary not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate in any fiscal year;

(d) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard and Poor’s Corporation or Moody’s Investors Service, (iii) certificates of deposit maturing no more than one (1) year from the date of the investment therein, and (iv) money market accounts;

(e) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors;

(f) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(g) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (g) shall not apply to Investments of Borrower in any Subsidiary; and

(h) Investments consisting of deposit accounts in which Bank has a perfected security interest.

“Permitted Liens” are:

(a) Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c) purchase money Liens or capital leases (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Fifty Thousand Dollars ($50,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(e) non-exclusive license of Intellectual Property granted to third parties in the ordinary course of business.; and

(f) Liens in favor of Massachusetts Development Finance Agency pursuant to the MassDev Security Agreement and the MassDev Note.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.

“Restricted License” is any material license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Bank’s right to sell any Collateral.

“Revolving Line” is an Advance or Advances in an amount equal to Five Million Dollars ($5,000,000.00).

“Revolving Line Commitment Fee” is defined in Section 2.4(a).

“Revolving Line Maturity Date” is June 8, 2012.

“SEC” shall mean the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Second Milestone Event” means confirmation by Bank that Borrower has shipped pre-production units which shall be production quality and have passed a formal release process to include one thousand (1,000) hours of product testing.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Settlement Date” is defined in Section 2.1.3.

“Specified Accounts” are Accounts for which the Account Debtor is Tellabs, ZTE, Xtera, Juniper, and Adva.

“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Transfer” is defined in Section 7.1.

“Warrant” is that certain Warrant to Purchase Stock dated as of the Effective Date executed by Borrower in favor of Bank.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the Effective Date.

BORROWER:

ACACIA COMMUNICATIONS, INC.

By	/s/ Raj Shanmugaraj
Name:	Raj Shanmugaraj
Title:	President and Chief Executive Officer

BANK:

SILICON VALLEY BANK

By	/s/ Bradley Holt
Name:	Bradley Holt
Title:	Relationship Manager

1

EXHIBIT A - COLLATERAL DESCRIPTION

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include any Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property.

Pursuant to Section 7.5 of the Agreement, Borrower has agreed not to encumber any of its Intellectual Property without Bank’s prior written consent.

1

EXHIBIT B - LOAN PAYMENT/ADVANCE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS NOON EASTERN TIME

Fax To:	Date:

LOAN PAYMENT:

ACACIA COMMUNICATIONS, INC.

From Account #	To Account #
(Deposit Account #)	(Loan Account #)

Principal $	and/or Interest $

Authorized Signature:	Phone Number:
Print Name/Title:

LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #	To Account #
(Loan Account #)	(Deposit Account #)

Amount of Advance $

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:	Phone Number:
Print Name/Title:

OUTGOING WIRE REQUEST:

Complete only if all or a portion of funds from the loan advance above is to be wired. Deadline for same day processing is noon, Eastern Time

Beneficiary Name:	Amount of Wire: $
Beneficiary Name:	Account Number:
City and State:

Beneficiary Bank Transit (ABA) #:	Beneficiary Bank Code (Swift, Sort, Chip, etc.):
(For International Wire Only)

Intermediary Bank:	Transit (ABA) #:
For Further Credit to:

Special Instructions:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreement(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (if required):
Print Name/Title:	Print Name/Title:
Telephone #:	Telephone #:

1

EXHIBIT C - BORROWING BASE CERTIFICATE

Borrower: Acacia Communications, Inc.

Lender: Silicon Valley Bank

Commitment Amount: $5,000,000.00

ACCOUNTS RECEIVABLE
1.	Accounts Receivable (invoiced) Book Value as of	$
2.	Additions (please explain on next page)	$
3.	Less: Intercompany / Employee / Non-Trade Accounts	$
4.	NET TRADE ACCOUNTS RECEIVABLE	$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
5.	90 Days Past Invoice Date	$
6.	Credit Balances over 90 Days	$
7.	Balance of 50% over 90 Day Accounts (cross-age or current affected)	$
8.	Foreign Account Debtor Accounts (except for Eligible Foreign Accounts)	$
9.	Foreign Invoiced and/or Collected Accounts	$
10.	Contra/Customer Deposit Accounts	$
11.	U.S. Government Accounts	$
12.	Promotion or Demo Accounts; Guaranteed Sale or Consignment Sale Accounts	$
13.	Accounts with Memo or Pre-Billings	$
14.	Contract Accounts; Accounts with Progress/Milestone Billings	$
15.	Accounts for Retainage Billings	$
16.	Trust / Bonded Accounts	$
17.	Bill and Hold Accounts	$
18.	Unbilled Accounts	$
19.	Non-Trade Accounts (if not already deducted above)	$
20.	Accounts with Extended Term Invoices (Net 90+)	$
21.	Chargebacks Accounts / Debit Memos	$
22.	Product Returns/Exchanges	$
23.	Disputed Accounts; Insolvent Account Debtor Accounts	$
24.	Deferred Revenue, if applicable/Other (please explain on next page)	$
25.	Concentration Limits 25% (except for Specified Accounts)	$
26.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$
27.	Eligible Accounts (#4 minus #26)	$
28.	ELIGIBLE AMOUNT OF ACCOUNTS (80% of #27)	$
ELIGIBLE PURCHASE ORDERS
29.	Eligible Purchase Orders	$
30.	ELIGIBLE AMOUNT OF PURCHASE ORDERS (the lesser of (i) $1,000,000 and (ii) 50% of #29)	$
BALANCES
31.	Maximum Loan Amount	$
32.	Total Funds Available (Lesser of #31 or (#28 plus #30))	$
33.	Present balance owing on Line of Credit	$
34.	Outstanding under Sublimits	$
35.	RESERVE POSITION (#32 minus #33 and #34)	$

[Continued on following page.]

1

Explanatory comments from previous page:

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:

By:
Authorized Signer

Date:

BANK USE ONLY

Received by:
AUTHORIZED SIGNER

Date
Verified:
AUTHORIZED SIGNER

Date:
Compliance Status:	Yes No

2

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	ACACIA COMMUNICATIONS, INC.

The undersigned authorized officer of Acacia Communications, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Borrowing Base Certificate A/R & A/P Agings	Monthly within 30 days	Yes No
Board-approved Projections	First Business Day of month following Board approval; at least annually	Yes No

1

The following are the exceptions with respect to the certification above. (If no exceptions exist, state “No exceptions to note.”)

Acacia Communications, Inc.

By:
Name:
Date:

BANK USE ONLY

Received by:
AUTHORIZED SIGNER

Date

Verified:
AUTHORIZED SIGNER

Date:

Compliance Status:	Yes No

2

FIRST LOAN MODIFICATION AGREEMENT

This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of March 13, 2012, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and ACACIA COMMUNICATIONS, INC., a Delaware corporation (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 9, 2011, evidenced by, among other documents, a certain Loan and Security Agreement dated as of June 9, 2011, between Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the text appearing in each of (i) Section 2.1.2 (entitled “Letters of Credit Sublimit”), (ii) Section 2.1.3 (entitled “Foreign Exchange Sublimit”), and (iii) Section 2.1.4 (entitled “Cash Management Services Sublimit”) in their entirety and inserting in lieu of each of the foregoing “Intentionally Omitted”.

2	The Loan Agreement shall be amended by deleting the following text appearing in Section 2.1.5(a) (Growth Capital Advances) thereof:

“Subject to the terms and conditions of this Agreement, during the Draw Period, Bank agrees to make up to three (3) advances (each a “Growth Capital Advance” and collectively the “Growth Capital Advances”) available to Borrower in an amount not to exceed the Growth Capital Advance Amount.”

and inserting in lieu thereof the following:

“Subject to the terms and conditions of this Agreement, during the Draw Period, Bank agrees to make up to two (2) advances (each a “Growth Capital Advance” and collectively the “Growth Capital Advances”) available to Borrower in an amount not to exceed the Growth Capital Advance Amount.”

3	The Loan Agreement shall be amended by deleting the text appearing in Section 2.1.5(c) (Repayment) thereof:

“Commencing on April 2, 2012 and continuing on each Payment Date thereafter, Borrower shall repay each Growth Capital Advance in (i) thirty-six (36) equal monthly installments of principal, plus (ii) monthly payments of accrued interest at the rate set forth in Section 2.3(a)(ii).”

and inserting in lieu thereof the following:

“Commencing on July 2, 2012 and continuing on each Payment Date thereafter, Borrower shall repay each Growth Capital Advance in (i) thirty-six (36) equal monthly installments of principal, plus (ii) monthly payments of accrued interest at the rate set forth in Section 2.3(a)(ii).”

4	The Loan Agreement shall be amended by deleting the following provision appearing as Section 2.2 (Overadvances) thereof:

“2.2 Overadvances. If, at any time, the sum of (a) the outstanding principal amount of any Advances (including any amounts used for Cash Management Services), plus (b) the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), plus (c) the FX Reduction Amount exceeds the lesser of either the Revolving Line or the Borrowing Base, Borrower shall immediately pay to Bank in cash such excess.”

and inserting in lieu thereof the following:

“2.2 Overadvances. If, at any time, the outstanding principal amount of any Advances exceeds the lesser of either the Revolving Line or the Borrowing Base, Borrower shall immediately pay to Bank in cash such excess.”

5	The Loan Agreement shall be amended by deleting the following appearing as Section 2.3(a)(i) (Interest Rate) thereof:

“(i) Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to one and one half of one percentage point (1.50%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(f) below.”

and inserting in lieu thereof the following:

“(i) Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to (a) prior to the 2012 Effective Date, one and one half of one percentage point (1.50%) above the Prime Rate, and (b) on and after the 2012 Effective Date, two percentage points (2.0%) above the Prime Rate, which interest, in each case, shall be payable monthly in accordance with Section 2.3(f) below.”

6	The Loan Agreement shall be amended by deleting the following provision appearing as Section 2.4(d) (Letter of Credit Fee) thereof:

“(d) Letter of Credit Fee. Bank’s customary fees and expenses for the issuance or renewal of Letters of Credit, upon the issuance of such Letter of Credit, each anniversary of the issuance during the term of such Letter of Credit, and upon the renewal of such Letter of Credit by Bank; and”

and inserting in lieu thereof the following:

“(d) Intentionally Omitted.; and”

7	The Loan Agreement shall be amended by deleting the following provision appearing as Section 3.4(a) (Procedures for Borrowing) thereof:

“(a) Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance (other than Advances under Sections 2.1.2 or 2.1.4), Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Eastern time on the Funding Date of the Advance. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Bank shall credit Advances to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due.”

and inserting in lieu thereof the following:

“(a) Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Eastern time on the Funding Date of the Advance. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Bank shall credit Advances to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due.”

8	The Loan Agreement shall be amended by inserting the following text to appear at the end of Section 4.1 (Grant of Security Interest) thereof:

“Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that expressly have superior priority to Bank’s Lien in this Agreement). In the event (a) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (b) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to (i) one hundred five percent (105.0%) of the face amount of all such Letters of Credit denominated in Dollars and (ii) one hundred ten percent (110.0%) of the Dollar Equivalent of the face amount of all such Letters of Credit denominated in a Foreign Currency plus, in each case, all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.”

9	The Loan Agreement shall be amended by inserting the following provision to appear as Section 6.10 (Access to Collateral; Books and Records) thereof:

“6.10 Access to Collateral; Books and Records. Allow Bank, or its agents, to inspect the Collateral and audit and copy

Borrower’s Books. Such inspections or audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing. The foregoing inspections and audits shall be at Borrower’s expense. Borrower acknowledges, confirms, and agrees that the Initial Audit shall occur within ninety (90) days of the 2012 Effective Date.”

10	The Loan Agreement shall be amended by inserting the following text at the end of Section 12.8 (Survival) thereof:

“Without limiting the foregoing, except as otherwise provided in Section 4.1, the grant of security interest by Borrower in Section 4.1 shall survive until the termination of all Bank Services Agreements.”

11	The Loan Agreement shall be amended by deleting the following definitions appearing in 13.1 thereof:

““Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the Dollar Equivalent amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserve, minus (c) the FX Reduction Amount, minus (d) any amounts used for Cash Management Services, and minus (e) the outstanding principal balance of any Advances.”

““Borrowing Base” is (a) eighty percent (80%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate plus (b) the lesser of (i) One Million Dollars ($1,000,000) and (ii) fifty percent (50%) of Eligible Purchase Orders, provided, however, that Bank may decrease the foregoing percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.”

““Credit Extension” is any Advance, Growth Capital Advance, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by Bank for Borrower’s benefit.”

““Draw Period” is the period of time from the Effective Date through the earlier to occur of (a) March 31, 2012 or (b) an Event of Default.”

““FX Forward Contract” is defined in Section 2.1.3.”

““Growth Capital Advance Amount” is an amount not to exceed Three Million Dollars ($3,000,000) in the aggregate, available as follows:

(i) from the Effective Date through the Draw Period, One Million Dollars ($1,000,000), in the aggregate;

(ii) upon the occurrence of the First Milestone Event through the Draw Period, Two Million Dollars ($2,000,000) in the aggregate (inclusive of the original principal amount of any Growth Capital Advances made by Bank to Borrower); and

(iii) upon the occurrence of the Second Milestone Event (but regardless of whether the First Milestone Event has occurred) through the Draw Period, Three Million Dollars ($3,000,000) in the aggregate (inclusive of the original principal amount of any Growth Capital Advances made by Bank to Borrower).”

“Growth Capital Maturity Date” is March 1, 2015.””

““Letter of Credit” means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank as set forth in Section 2.1.2.”

““Loan Documents” are, collectively, this Agreement, the Warrant, the Perfection Certificate, any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.”

““Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Documents (other than the Warrant), or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents (other than the Warrant).”

““Revolving Line” is an Advance or Advances in an amount equal to Five Million Dollars ($5,000,000.00).”

and inserting in lieu thereof the following:

““Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the outstanding principal balance of any Advances.”

““Borrowing Base” is (a) eighty percent (80%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate plus (b) the lesser of (i) Two Million Dollars ($2,000,000) and (ii) fifty percent (50.0%) of Eligible Purchase Orders and fifty percent (50.0%) of Eligible Inventory, provided, however, that Bank may decrease the foregoing amounts in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.”

““Credit Extension” is any Advance, Growth Capital Advance, or any other extension of credit by Bank for Borrower’s benefit.”

““Draw Period” is the period of time from the Effective Date through the earlier to occur of (a) June 30, 2012 or (b) an Event of Default.”

““FX Forward Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.”

““Growth Capital Advance Amount” is an amount not to exceed Two Million Dollars ($2,000,000) in the aggregate, available as follows:

(i) from the Effective Date throughout the Draw Period, One Million Dollars ($1,000,000), in the aggregate; and

(ii) upon the occurrence of the Second Milestone Event throughout the Draw Period, Two Million Dollars ($2,000,000) in the aggregate (inclusive of the original principal amount of any Growth Capital Advances made by Bank to Borrower).”

““Growth Capital Maturity Date” is June 1, 2015.”

““Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity or similar agreement.”

““Loan Documents” are, collectively, this Agreement, the Warrant, the Perfection Certificate, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank, all as amended, restated, or otherwise modified.”

““Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Documents (other than the Warrant), or otherwise, including, without limitation, any interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents (other than the Warrant).”

““Revolving Line” is an Advance or Advances in an amount equal to Six Million Dollars ($6,000,000.00).”

12	The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 13.1 thereof:

““2012 Effective Date” is March 13, 2012.”

““Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).”

““Bank Services Agreement” is defined in the definition entitled “Bank Services” appearing alphabetically in this Section 13.1.”

““Eligible Inventory” means, at any time, the aggregate of Borrower’s Inventory that (a) consists of finished goods and raw materials located in the United States in good, new, and salable condition, which are not comprised of slow moving, obsolete, work in progress or demo inventory; (b) meets all applicable governmental standards; (c) has been manufactured in compliance with the Fair Labor Standards Act; (d) is not subject to any Liens, except the first priority Liens granted or in favor of Bank under this Agreement or any of the other Loan Documents; (e) is located at Borrower’s principal place of business (or any location permitted under Section 5.2 and subject to a landlord’s consent or bailee waiver, as applicable, in form and substance acceptable to Bank, in its sole discretion); (f) is destined for locations in the United States of purchasers organized in the United States; and (g) is otherwise acceptable to Bank in all respects.”

““Initial Audit” is Bank’s inspection of Borrower’s Accounts, the Collateral, and Borrower’s Books with results satisfactory to Bank in its sole and absolute discretion.”

13	The Borrowing Base Certificate appearing as Exhibit D to the Loan Agreement is hereby replaced with the Borrowing Base Certificate attached as Schedule 1 hereto.

4. FEES. Borrower shall pay to Bank a modification fee equal to Three Thousand Dollars ($3,000), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 9, 2011 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

ACACIA COMMUNICATIONS, INC.		SILICON VALLEY BANK

By:	/s/ Raj Shanmugaraj	By:	/s/ Dan Allred

Name:	Raj Shanmugaraj	Name:	Dan Allred

Title:	President and CEO	Title:	Sr. Relationship Manager

Schedule 1

EXHIBIT C - BORROWING BASE CERTIFICATE

Borrower: Acacia Communications, Inc.

Lender: Silicon Valley Bank

Commitment Amount: $6,000,000.00

ACCOUNTS RECEIVABLE
1.	Accounts Receivable (invoiced) Book Value as of	$
2.	Additions (please explain on next page)	$
3.	Less: Intercompany / Employee / Non-Trade Accounts	$
4.	NET TRADE ACCOUNTS RECEIVABLE	$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
5.	90 Days Past Invoice Date	$
6.	Credit Balances over 90 Days	$
7.	Balance of 50% over 90 Day Accounts (cross-age or current affected)	$
8.	Foreign Account Debtor Accounts (except for Eligible Foreign Accounts)	$
9.	Foreign Invoiced and/or Collected Accounts	$
10.	Contra/Customer Deposit Accounts	$
11.	U.S. Government Accounts	$
12.	Promotion or Demo Accounts; Guaranteed Sale or Consignment Sale Accounts	$
13.	Accounts with Memo or Pre-Billings	$
14.	Contract Accounts; Accounts with Progress/Milestone Billings	$
15.	Accounts for Retainage Billings	$
16.	Trust / Bonded Accounts	$
17.	Bill and Hold Accounts	$
18.	Unbilled Accounts	$
19.	Non-Trade Accounts (if not already deducted above)	$
20.	Accounts with Extended Term Invoices (Net 90+)	$
21.	Chargebacks Accounts / Debit Memos	$
22.	Product Returns/Exchanges	$
23.	Disputed Accounts; Insolvent Account Debtor Accounts	$
24.	Deferred Revenue, if applicable/Other (please explain on next page)	$
25.	Concentration Limits 25% (except for Specified Accounts)	$
26.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$
27.	Eligible Accounts (#4 minus #26)	$
28.	ELIGIBLE AMOUNT OF ACCOUNTS (80% of #27)	$
29.	ELIGIBLE PURCHASE ORDERS	$
30.	ELIGIBLE INVENTORY	$
31.	ELIGIBLE AMOUNT OF PURCHASE ORDERS AND INVENTORY (50% OF #29 AND #30, NOT TO EXCEED $2,000,000)	$
BALANCES
32.	Maximum Loan Amount	$
33.	Total Funds Available (Lesser of #32 or (#28 plus #31))	$
34.	Present balance owing on Line of Credit	$
35.	RESERVE POSITION (#32 minus #33 and #34)	$

[Continued on following page.]

Explanatory comments from previous page:

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:

By:
Authorized Signer
Date:

BANK USE ONLY

Received by:
AUTHORIZED SIGNER

Date
Verified:
AUTHORIZED SIGNER

Date:
Compliance Status:	Yes No

SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of June 8, 2012, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and ACACIA COMMUNICATIONS, INC., a Delaware corporation (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 9, 2011, evidenced by, among other documents, a certain Loan and Security Agreement dated as of June 9, 2011, between Borrower and Bank, as amended by that certain First Loan Modification Agreement dated as of March 13, 2012, between Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following definitions appearing in 13.1 thereof:

““Revolving Line Maturity Date” is June 8, 2012.”

and inserting in lieu thereof the following:

““Revolving Line Maturity Date” is July 8, 2012.”

4. FEES. Borrower shall pay to Bank a modification fee equal to One Thousand Dollars ($1,000), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 9, 2011 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof; provided, however, that the Perfection Certificate shall be deemed updated to reflect Borrower’s lease of real property located at 1715 Route 35 N, Suite 207 Middletown, NJ 07748, including the maintenance of books, records, equipment and inventory at such location and the transaction of business and qualification to transact business in the State of New Jersey.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

ACACIA COMMUNICATIONS, INC.		SILICON VALLEY BANK

By:	/s/ Raj Shanmugaraj	By:	/s/ Glen R. Mello

Name:	Raj Shanmugaraj	Name:	Glen R. Mello

Title:	President and CEO	Title:	DTL

THIRD LOAN MODIFICATION AGREEMENT

This Third Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of July 10, 2012, but is effective as of July 8, 2012, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and ACACIA COMMUNICATIONS, INC., a Delaware corporation (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 9, 2011, evidenced by, among other documents, a certain Loan and Security Agreement dated as of June 9, 2011, between Borrower and Bank, as amended by that certain First Loan Modification Agreement dated as of March 13, 2012, between Borrower and Bank, and as further amended by that certain Second Loan Modification Agreement dated as of June 8, 2012, between Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following definition appearing in 13.1 thereof:

““Revolving Line Maturity Date” is July 8, 2012.”

and inserting in lieu thereof the following:

““Revolving Line Maturity Date” is August 7, 2012.”

4. FEES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 9, 2011 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

ACACIA COMMUNICATIONS, INC.		SILICON VALLEY BANK

By:	/s/ Raj Shanmugaraj	By:	/s/ Dan Allred

Name:	Raj Shanmugaraj	Name:	Dan Allred

Title:	President and CEO	Title:	Senior Relationship Manager

FOURTH LOAN MODIFICATION AGREEMENT

This Fourth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of September 20, 2012, but is effective as of August 7, 2012, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and ACACIA COMMUNICATIONS, INC., a Delaware corporation (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 9, 2011, evidenced by, among other documents, a certain Loan and Security Agreement dated as of June 9, 2011, between Borrower and Bank, as amended by that certain First Loan Modification Agreement dated as of March 13, 2012, between Borrower and Bank, as amended by that certain Second Loan Modification Agreement dated as of June 8, 2012, between Borrower and Bank, and as further amended by that certain Third Loan Modification Agreement dated as of July 10, 2012, between Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1.	The Loan Agreement shall be amended by deleting the following text appearing in Section 2.1.5(a) (Availability) thereof:

“Borrower may prepay any Growth Capital Advance at any time without premium or penalty.”

2.	The Loan Agreement shall be amended by deleting the following text appearing in Section 2.1.5(c) (Repayment) thereof:

“Commencing on July 2, 2012 and continuing on each Payment Date thereafter, Borrower shall repay each Growth Capital Advance in (i) thirty-six (36) equal monthly installments of principal, plus (ii) monthly payments of accrued interest at the rate set forth in Section 2.3(a)(ii).”

and inserting in lieu thereof the following:

“Commencing on April 1, 2013 and continuing on each Payment Date thereafter, Borrower shall repay each Growth Capital Advance in (i) thirty-six (36) equal monthly installments of principal, plus (ii) monthly payments of accrued interest at the rate set forth in Section 2.3(a)(ii).”

3.	The Loan Agreement shall be amended by deleting the following provision appearing as Section 6.2(d) (Monthly Compliance Certificate) thereof:

“(d) Monthly Compliance Certificate. Within thirty (30) days after the last day of each month and together with the Monthly Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and such other information as Bank may reasonably request;”

and inserting in lieu thereof the following:

“(d) Monthly Compliance Certificate. Within thirty (30) days after the last day of each month and together with the Monthly Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenant set forth in this Agreement and such other information as Bank may reasonably request;”

4.	The Loan Agreement shall be amended by deleting the following text appearing in Section 6.10 (Access to Collateral; Books and Records) thereof:

“Borrower acknowledges, confirms, and agrees that the Initial Audit shall occur within ninety (90) days of the 2012 Effective Date.”

and inserting in lieu thereof the following:

“Borrower acknowledges, confirms, and agrees that the Initial Audit shall occur within ninety (90) days of the Fourth Amendment Effective Date.”

5.	The Loan Agreement shall be amended by inserting the following new provision, appearing as Section 6.11 (Financial Covenant) thereof:

“6.11 Financial Covenant. Maintain at all times, once a Growth Capital Advance is requested, to be tested as of the last day of each month, calculated on a consolidated basis with respect to Borrower and its Subsidiaries, a Tangible Net Worth of at least Seven Million Five Hundred Thousand Dollars ($7,500,000.00).”

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6.	The Loan Agreement shall be amended by deleting the following provision appearing as Section 8.2(a) (Covenant Default) thereof:

“(a) Borrower fails or neglects to perform any obligation in Sections 6.2, 6.4, 6.5, 6.6, or 6.7(b) or violates any covenant in Section 7; or”

and inserting in lieu thereof the following:

“(a) Borrower fails or neglects to perform any obligation in Sections 6.2, 6.4, 6.5, 6.6, 6.7(b), or 6.11, or violates any covenant in Section 7; or”

7.	The Loan Agreement shall be amended by inserting the following text to appear as subsection (d) of the definition entitled “Material Adverse Change” appearing in Section 13.1 thereof:

“or (d) Bank determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower shall fail to comply with one or more of the financial covenants in Section 6 during the next succeeding financial reporting period.”

8.	The Loan Agreement shall be amended by deleting the following provision appearing as subsection (v) of the definition entitled “Eligible Accounts” appearing in Section 13.1 thereof:

“(v) Accounts owing from an Account Debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, for the amounts that exceed that percentage (except for Specified Accounts), unless Bank approves in writing on a case by case basis in its sole and absolute discretion; and”

and inserting in lieu thereof the following:

“(v) Accounts owing from an Account Debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, for the amounts that exceed that percentage (except for Specified Accounts, for which such percentage is fifty percent (50%)), unless Bank approves in writing on a case by case basis in its sole and absolute discretion; and”

3

9.	The Loan Agreement shall be amended by deleting the following definitions appearing in 13.1 thereof:

““Borrowing Base” is (a) eighty percent (80%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate plus (b) the lesser of (i) Two Million Dollars ($2,000,000) and (ii) fifty percent (50.0%) of Eligible Purchase Orders and fifty percent (50.0%) of Eligible Inventory, provided, however, that Bank may decrease the foregoing amounts in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.”

““Draw Period” is the period of time from the Effective Date through the earlier to occur of (a) June 30, 2012 or (b) an Event of Default.”

““Growth Capital Advance Amount” is an amount not to exceed Two Million Dollars ($2,000,000) in the aggregate, available as follows:

(i) from the Effective Date throughout the Draw Period, One Million Dollars ($1,000,000), in the aggregate; and

(ii) upon the occurrence of the Second Milestone Event throughout the Draw Period, Two Million Dollars ($2,000,000) in the aggregate (inclusive of the original principal amount of any Growth Capital Advances made by Bank to Borrower).”

““Growth Capital Maturity Date” is June 1, 2015.”

““Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Documents (other than the Warrant), or otherwise, including, without limitation, any interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents (other than the Warrant).”

““Revolving Line” is an Advance or Advances in an amount equal to Six Million Dollars ($6,000,000.00).”

““Revolving Line Maturity Date” is August 7, 2012.”

““Warrant” is that certain Warrant to Purchase Stock dated as of the Effective Date executed by Borrower in favor of Bank.”

4

and inserting in lieu thereof the following:

““Borrowing Base” is (a) eighty percent (80%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate plus (b) the lesser of (i) Two Million Dollars ($2,000,000.00) and (ii) fifty percent (50.0%) of Eligible Purchase Orders and fifty percent (50.0%) of Eligible Inventory, in each case as determined by Bank from Borrower’s most recent Borrowing Base Certificate plus (c) only for times that Borrower has achieved the AQR Threshold, the lesser of (i) One Million Dollars ($1,000,000.00) and (ii) fifty percent (50.0%) of Eligible Purchase Orders and fifty percent (50.0%) of Eligible Inventory, in each case as determined by Bank from Borrower’s most recent Borrowing Base Certificate, provided, however, that Bank may decrease the foregoing amounts in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.”

““Draw Period” is the period of time from the Effective Date through the earlier to occur of (a) March 31, 2013 or (b) an Event of Default.”

““Growth Capital Advance Amount” is an amount not to exceed Two Million Dollars ($2,000,000.00) in the aggregate.”

““Growth Capital Maturity Date” is March 1, 2016.”

““Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, Bank Expenses, and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Documents (other than the Warrant), or otherwise, including, without limitation, any interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents (other than the Warrant).”

““Revolving Line” is an Advance or Advances in an amount equal to Eight Million Dollars ($8,000,000.00).”

““Revolving Line Maturity Date” is August 6, 2013.”

““Warrant” is that (a) certain Warrant to Purchase Stock dated as of the Effective Date executed by Borrower in favor of Bank, and (b) certain Warrant to Purchase Stock dated as of the Fourth Amendment Effective Date executed by Borrower in favor of Bank.”

5

10.	The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 13.1 thereof:

““Adjusted Quick Ratio” is the ratio of (a) Quick Assets to (b) Current Liabilities minus the current portion of Deferred Revenue.”

““AQR Threshold” means that Borrower has achieved as of the last day of the immediately preceding month, calculated on a consolidated basis with respect to Borrower and its Subsidiaries, an Adjusted Quick Ratio of at least 1.25 to 1.00.”

““Current Liabilities” are all obligations and liabilities of Borrower to Bank, plus, without duplication, the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year.”

““Fourth Amendment Effective Date” is September 20, 2012.”

““Quick Assets” is, on any date, Borrower’s consolidated, unrestricted cash maintained with Bank plus net billed accounts receivable, determined according to GAAP.”

““Tangible Net Worth” is, on any date, stockholder equity of Borrower, minus intangible assets, plus (c) Subordinated Debt.”

11.	The Borrowing Base Certificate appearing as Exhibit C to the Loan Agreement is hereby replaced with the Borrowing Base Certificate attached as Schedule 1 hereto.

12.	The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Schedule 2 hereto.

4. FEES. Borrower shall pay to Bank (a) a Revolving Line commitment fee equal to Twenty Thousand Dollars ($20,000.00), and (b) a Growth Capital Advance commitment fee equal to Five Thousand Dollars ($5,000.00), which fees shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 9, 2011 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

6

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

7

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

ACACIA COMMUNICATIONS, INC.		SILICON VALLEY BANK

By:	/s/ Raj Shanmogaraj	By:	/s/ Glen R. Mello

Name:	Raj Shanmogaraj	Name:	Glen R. Mello

Title:	President & CEO	Title:	DTL

Schedule 1

EXHIBIT C - BORROWING BASE CERTIFICATE

Borrower: Acacia Communications, Inc.

Lender: Silicon Valley Bank

Commitment Amount: $8,000,000.00

ACCOUNTS RECEIVABLE
1.	Accounts Receivable (invoiced) Book Value as of	$
2.	Additions (please explain on next page)	$
3.	Less: Intercompany / Employee / Non-Trade Accounts	$
4.	NET TRADE ACCOUNTS RECEIVABLE	$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
5.	90 Days Past Invoice Date	$
6.	Credit Balances over 90 Days	$
7.	Balance of 50% over 90 Day Accounts (cross-age or current affected)	$
8.	Foreign Account Debtor Accounts (except for Eligible Foreign Accounts and the Specified Accounts)	$
9.	Foreign Invoiced and/or Collected Accounts	$
10.	Contra/Customer Deposit Accounts	$
11.	U.S. Government Accounts	$
12.	Promotion or Demo Accounts; Guaranteed Sale or Consignment Sale Accounts	$
13.	Accounts with Memo or Pre-Billings	$
14.	Contract Accounts; Accounts with Progress/Milestone Billings	$
15.	Accounts for Retainage Billings	$
16.	Trust / Bonded Accounts	$
17.	Bill and Hold Accounts	$
18.	Unbilled Accounts	$
19.	Non-Trade Accounts (if not already deducted above)	$
20.	Accounts with Extended Term Invoices (Net 90+)	$
21.	Chargebacks Accounts / Debit Memos	$
22.	Product Returns/Exchanges	$
23.	Disputed Accounts; Insolvent Account Debtor Accounts	$
24.	Deferred Revenue, if applicable/Other (please explain on next page)	$
25.	Concentration Limits 25% (except for Specified Accounts)	$
26.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$
27.	Eligible Accounts (#4 minus #26)	$
28.	ELIGIBLE AMOUNT OF ACCOUNTS (80% of #27)	$
29.	ELIGIBLE PURCHASE ORDERS	$
30.	ELIGIBLE INVENTORY
31.	ELIGIBLE AMOUNT OF PURCHASE ORDERS (50% of #29 and #30, not to exceed $2,000,000)	$
32.	ELIGIBLE AMOUNT OF PURCHASE ORDERS (50% of #29 and #30, not to exceed $1,000,000) (subject to the AQR Threshold)	$
BALANCES
33.	Maximum Loan Amount	$
34.	Total Funds Available (Lesser of #33 or (#28 plus #31 plus #32))	$
35.	Present balance owing on Line of Credit	$
36.	RESERVE POSITION (#34 minus #35)	$

[Continued on following page.]

Explanatory comments from previous page:

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:

By:
Authorized Signer

Date:

BANK USE ONLY

Received by:
AUTHORIZED SIGNER

Date:
Verified:
AUTHORIZED SIGNER

Date:
Compliance Status:	Yes No

Schedule 2

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	ACACIA COMMUNICATIONS, INC.

The undersigned authorized officer of Acacia Communications, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending                     with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Borrowing Base Certificate A/R & A/P Agings	Monthly within 30 days	Yes No
Board-approved Projections	First Business Day of month following Board approval; at least annually	Yes No

Financial Covenant	Required	Actual	Complies

Maintain at all times (tested monthly)
Tangible Net Worth	$7,500,000.00	$	Yes No

The following are the exceptions with respect to the certification above. (If no exceptions exist, state “No exceptions to note.”)

Acacia Communications, Inc.

By:
Name:
Date:

BANK USE ONLY

Received by:
AUTHORIZED SIGNER

Date

Verified:
AUTHORIZED SIGNER

Date:

Compliance Status:	Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.	Tangible Net Worth (Section 6.11)

Required: $7,500,000.00

A.	Stockholder equity of Borrower	$
B.	Aggregate value of intangible assets	$
C.	Subordinated Debt	$
H.	Tangible Net Worth (line A minus line B minus, plus Line C)	$

Is line H equal to or greater than $7,500,000.00?

No, not in compliance	Yes, in compliance

FIFTH LOAN MODIFICATION AGREEMENT

This Fifth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of September 12, 2013, but is effective as of August 6, 2013, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and ACACIA COMMUNICATIONS, INC., a Delaware corporation (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 9, 2011, evidenced by, among other documents, a certain Loan and Security Agreement dated as of June 9, 2011, between Borrower and Bank, as amended by that certain First Loan Modification Agreement dated as of March 13, 2012, between Borrower and Bank, as amended by that certain Second Loan Modification Agreement dated as of June 8, 2012, between Borrower and Bank, as further amended by that certain Third Loan Modification Agreement dated as of July 10, 2012, between Borrower and Bank, and as further amended by that certain Fourth Loan Modification Agreement dated as of September 20, 2012, between Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting Section 2.2 (Overadvances) thereof and inserting in lieu thereof the following:

“2.2 Intentionally Omitted.”

2	The Loan Agreement shall be amended by deleting the following appearing as Section 2.3(a)(i) (Interest Rate; Advances) thereof:

“(i) Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to (a) prior to the 2012 Effective Date, one and one half of one percentage point (1.50%) above the Prime Rate, and (b) on and after the 2012 Effective Date, two percentage points (2.0%) above the Prime Rate, which interest, in each case, shall be payable monthly in accordance with Section 2.3(f) below.”

and inserting in lieu thereof the following:

“(i) Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to (a) prior to the 2012 Effective Date, one and one half of one percentage point (1.50%) above the Prime Rate, (b) on and after the 2012 Effective Date through and including the Payment Date immediately prior to the 2013 Effective Date, two percentage points (2.0%) above the Prime Rate, and (c) on the first Payment Date following the 2013 Effective Date and at all times thereafter, one half of one percentage point (0.5%) above the Prime Rate, which interest, in each case, shall be payable monthly in accordance with Section 2.3(f) below.”

3	The Loan Agreement shall be amended by deleting Section 5.3 (Accounts Receivable) thereof and inserting in lieu thereof the following:

“5.3 Intentionally Omitted.”

4	The Loan Agreement shall be amended by deleting Section 6.2(a) (Borrowing Base Reports) and Section 6.2(b) (Borrowing Base Certificate) thereof and inserting in lieu thereof the following:

“(a) Intentionally Omitted.”

“(b) Intentionally Omitted.”

5	The Loan Agreement shall be amended by deleting the following appearing as Section 6.6(a) (Operating Accounts) thereof:

“(a) Maintain all of its and all of its Subsidiaries’ operating, depository, and securities accounts with Bank and Bank’s Affiliates.”

and inserting in lieu thereof the following:

“(a) Maintain its primary and its Subsidiaries’ primary operating, depository, and securities accounts with Bank and Bank’s Affiliates, which accounts shall be in the name of Borrower and shall represent at least seventy-five percent (75.0%) of the dollar value of Borrower’s and such Subsidiaries accounts at all financial institutions.”

6	The Loan Agreement shall be amended by deleting the following appearing as Section 6.11 (Financial Covenant) thereof:

“6.11 Financial Covenant. Maintain at all times, once a Growth Capital Advance is requested, to be tested as of the last day of each month, calculated on a consolidated basis with respect to Borrower and its Subsidiaries, a Tangible Net Worth of at least Seven Million Five Hundred Thousand Dollars ($7,500,000.00).”

and inserting in lieu thereof the following:

“6.11 Financial Covenants. Maintain at all times, subject to periodic reporting as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a) Minimum EBITDA. Commencing with the month ending July 31, 2013, and as of the last day of each month thereafter, through and including the month ending February 28, 2014, minimum EBITDA, measured monthly on a trailing three (3) month basis, of at least One Million Dollars ($1,000,000.00); and

(b) Minimum Net Income. Commencing with the month ending March 31, 2014, and as of the last day of each month thereafter, minimum Net Income, measured monthly on a trailing three (3) month basis, of at least Two Million Dollars ($2,000,000.00).”

7	The Loan Agreement shall be amended by deleting the following definitions appearing in 13.1 thereof:

““Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the outstanding principal balance of any Advances.”

““Revolving Line Maturity Date” is August 6, 2013.”

and inserting in lieu thereof the following:

““Availability Amount” is the Revolving Line minus the outstanding principal balance of any Advances.”

““Revolving Line Maturity Date” is August 5, 2015.”

8	The Loan Agreement shall be amended by inserting the following new terms and their respective definitions to appear alphabetically in Section 13.1 thereof:

““2013 Effective Date” is August 6, 2013.”

““EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense.”

““Interest Expense” means for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower and its Subsidiaries, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).”

““Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.”

9	The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit 1 hereto.

4. FEES. Borrower shall pay to Bank a fully-earned non-refundable commitment fee equal to Forty Thousand Dollars ($40,000.00), which fee shall be due on the date hereof and payable as follows: (a) Twenty Thousand Dollars ($20,000.00) is payable on the 2013 Effective Date, and (b) Twenty Thousand Dollars ($20,000.00) is payable on the earliest to occur of (i) the first anniversary of the 2013 Effective Date, (ii) an Event of Default, or (iii) the early termination of the Revolving Line. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. UPDATED PERFECTION CERTIFICATE. Borrower has delivered an updated Perfection Certificate in connection with this Loan Modification Agreement dated as of September 12, 2013 (the “Updated Perfection Certificate”), which Updated Perfection Certificate shall supersede in all respects that certain Perfection Certificate dated as of June 9, 2011. Borrower agrees that all references in the Loan Agreement to “Perfection Certificate” shall hereinafter be deemed to be a reference to the Updated Perfection Certificate.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank.]

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

ACACIA COMMUNICATIONS, INC.		SILICON VALLEY BANK

By:	/s/ Raj Shanmugaraj	By:	/s/ Brendan P. Quinn

Name:	Raj Shanmugaraj	Name:	Brendan P. Quinn

Title:	President and CEO	Title:	Vice President

Exhibit 1

EXHIBIT D - COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	ACACIA COMMUNICATIONS, INC.

The undersigned authorized officer of Acacia Communications, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Board-approved Projections	First Business Day of month following Board approval, but at least annually	Yes No

August 2013	- 7 -

Financial Covenant	Required		Actual	Complies

Maintain at all times (tested monthly on a consolidated basis):
Minimum EBITDA		*	$	Yes No
Minimum Net Income		**	$	Yes No

*	As set forth in Section 6.11(a) of the Agreement.
**	As set forth in Section 6.11(b) of the Agreement.

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.	Yes No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

ACACIA COMMUNICATIONS, INC.	BANK USE ONLY

By:	Received by:
Name:		AUTHORIZED SIGNER
Title:
Date:

Verified:
AUTHORIZED SIGNER

Date:

Compliance Status: Yes No

August 2013	- 8 -

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.	Minimum EBITDA (Section 6.11(a))

Required:	Commencing with the month ending July 31, 2013, and as of the last day of each month thereafter, through and including the month ending February 28, 2014, minimum EBITDA, measured monthly on a trailing three (3) month basis, of at least One Million Dollars ($1,000,000.00)

Actual:

A.	Net Income (as defined in the Loan Agreement)	$
B.	Interest Expense (as defined in the Loan Agreement)	$
C.	To the extent deducted in the calculation of Net Income:	$
	1. Depreciation expense	$
	2. Amortization expense	$
D.	Income tax expense	$
E.	EBITDA (sum of lines A, B, C.l, C.2, and D)	$

No, not in compliance	Yes, in compliance

II.	Minimum Net Income (Section 6.11 (b))

Required:	Commencing with the month ending March 31, 2014, and as of the last day of each month thereafter, minimum Net Income, measured monthly on a trailing three (3) month basis, of at least Two Million Dollars ($2,000,000.00)

Actual:	$

No, not in compliance	Yes, in compliance

August 2013	- 9 -

SIXTH LOAN MODIFICATION AGREEMENT

This Sixth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of September 18, 2014, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and ACACIA COMMUNICATIONS, INC., a Delaware corporation with its chief executive office located at 3 Clock Tower Place, Suite 130, Maynard, Massachusetts 01754 (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 9, 2011, evidenced by, among other documents, a certain Loan and Security Agreement dated as of June 9, 2011, between Borrower and Bank, as amended by that certain First Loan Modification Agreement dated as of March 13, 2012, between Borrower and Bank, as amended by that certain Second Loan Modification Agreement dated as of June 8, 2012, between Borrower and Bank, as further amended by that certain Third Loan Modification Agreement dated as of July 10, 2012, between Borrower and Bank, as further amended by that certain Fourth Loan Modification Agreement dated as of September 20, 2012, between Borrower and Bank, and as further amended by that certain Fifth Loan Modification Agreement dated as of September 12, 2013, but effective as of August 6, 2013, between Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	Notwithstanding Section 6.2(e) of the Loan Agreement, Borrower shall be required to deliver to Bank audited consolidated Financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank in its reasonable discretion for Borrower’s fiscal year ending December 31, 2013, on or before July 31 2014.

2	The Loan Agreement shall be amended by deleting the following appearing as Section 6.11 (Financial Covenant) thereof:

“6.11 Financial Covenants. Maintain at all times, subject to periodic reporting as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a) Minimum EBITDA. Commencing with the month ending July 31, 2013, and as of the last day of each month thereafter, through and including the month ending February 28, 2014, minimum EBITDA, measured monthly on a trailing three (3) month basis, of at least One Million Dollars ($1,000,000.00); and

(b) Minimum Net Income. Commencing with the month ending March 31, 2014, and as of the last day of each month thereafter, minimum Net Income, measured monthly on a trailing three (3) month basis, of at least Two Million Dollars ($2,000,000.00).”

and inserting in lieu thereof the following:

“6.11 Financial Covenants. Maintain at all times, subject to periodic reporting as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a) Minimum EBITDA. Minimum EBITDA, measured monthly on a trailing three (3) month basis as of the last day of each month of at least the following:

Month ending	Minimum EBITDA
July 31, 2013 through February 28, 2014	$1,000,000.00
April 30, 2014 through June 30, 2014	$1,000,000.00
July 31, 2014	($500,000.00)
August 31, 2014	$500,000.00
September 30, 2014 and as of the last day of each month thereafter	$1,000,000.00

(b) Minimum Net Income. For the month ending March 31, 2014, minimum Net Income, measured monthly on a trailing three (3) month basis, of at least Two Million Dollars ($2,000,000.00); and

(c) Adjusted Quick Ratio. Commencing with the month ending June 30, 2014, and as of the last day of each month thereafter, an Adjusted Quick Ratio of at least 1.25 to 1.00.”

3	The Loan Agreement shall be amended by deleting the following definition appearing in 13.1 thereof:

““Revolving Line” is an Advance or Advances in an amount equal to Eight Million Dollars ($8,000,000.00).”

and inserting in lieu thereof the following:

““Revolving Line” is an Advance or Advances in an amount equal to Fifteen Million Dollars ($15,000,000.00).”

4	The Loan Agreement shall be amended by inserting the following new term and its definition to appear alphabetically in Section 13.1 thereof:

““Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness.”

5	The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit 1 hereto.

B.	Waivers.

1	Bank hereby waives Borrower’s existing defaults under the Loan Agreement by virtue of Borrower’s failure to comply with (a) Section 6.2(c) (Monthly Financial Statements) and Section 6.2(d) (Monthly Compliance Certificate) thereof for the months ending October 31, 2013, November 30, 2013, December 31, 2013, January 31, 2014 and February 28, 2014, (b) the Minimum EBITDA financial covenant set forth in Section 6.11(a) thereof as of the month ending December 31, 2013, and (c) the Minimum Net Income financial covenant set forth in Section 6.11(b) thereof as of the month ending March 31, 2014 (the “Existing Defaults”). Bank’s waiver of the Existing Defaults shall apply only to the foregoing specific periods. Borrower hereby acknowledges and agrees that except as specifically provided herein, nothing in this Section or anywhere in this Loan Modification Agreement shall be deemed or otherwise construed as a waiver by Bank of any of its rights and remedies pursuant to the Loan Documents, applicable law or otherwise.

4. FEES. Borrower shall pay to Bank a fully-earned non-refundable amendment fee equal to Ten Thousand Dollars ($10,000.00) on the date hereof, which, for the avoidance of doubt, is due and payable to Bank in addition to the fee of Twenty Thousand Dollars ($20,000.00) which is due and payable on the earliest to occur of (a) August 6, 2014, (b) an Event of Default, or (c) the early termination of the Revolving Line. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in that certain Perfection Certificate dated as of September 12, 2013 delivered by Borrower to Bank (the “Perfection Certificate”), and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank.]

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

ACACIA COMMUNICATIONS, INC.		SILICON VALLEY BANK

By:	/s/ John Gavin	By:	/s/ Nick Currie

Name:	John Gavin	Name:	Nick Currie

Title:	CFO	Title:	Vice President

Exhibit 1

EXHIBIT D - COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	ACACIA COMMUNICATIONS, INC.

The undersigned authorized officer of Acacia Communications, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Board-approved Projections	First Business Day of month following Board approval, but at least annually	Yes No

September 2014	- 6 -

Financial Covenant	Required		Actual		Complies

Maintain at all times (tested monthly on a consolidated basis):
Minimum EBITDA		*	$		Yes No
Minimum AQR	1.25:1.0		$	:1.0	Yes No

*	As set forth in Section 6.11(a) of the Agreement.

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.	Yes No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

ACACIA COMMUNICATIONS, INC.	BANK USE ONLY

By:	Received by:
Name:		AUTHORIZED SIGNER
Title:
Date:

Verified:
AUTHORIZED SIGNER

Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.	Minimum EBITDA (Section 6.11(a))

Required:	Minimum EBITDA, measured monthly on a trailing three (3) month basis as of the last day of each month of at least the following:

Month ending	Minimum EBITDA
July 31, 2013 through February 28, 2014	$1,000,000.00
April 30, 2014 through June 30, 2014	$1,000,000.00
July 31, 2014	($500,000.00)
August 31, 2014	$500,000.00
September 30, 2014 and as of the last day of each month thereafter	$1,000,000.00

Actual:

A.	Net Income (as defined in the Loan Agreement)	$
B.	Interest Expense (as defined in the Loan Agreement)	$
C.	To the extent deducted in the calculation of Net Income:	$
	1. Depreciation expense	$
	2. Amortization expense	$
D.	Income tax expense	$
E.	EBITDA (sum of lines A, B, C.l, C.2, and D)	$

Is line E equal to or greater than the required level for the specific period?

No, not in compliance	Yes, in compliance

II.	Adjusted Quick Ratio (Section 6.11(c))

Required:	Commencing with the month ending June 30, 2014, and as of the last day of each month thereafter, an Adjusted Quick ratio of at least 1.25 to 1.00.

Actual:

A.	Aggregate value of Borrower’s consolidate, unrestricted cash maintained with Bank	$
B.	Aggregate value of Borrower’s consolidated net billed accounts receivable, determined according to GAAP	$
C.	Quick Assets (the sum of lines A and B)	$
D.	Aggregate value of all obligations and liabilities of Borrower to Bank	$
E.

Aggregate value of obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, not otherwise reflected in line D above, that mature within one (1) year

$
F.	Current Liabilities (the sum of lines D and E)	$
G.	Aggregate value of current portion of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$
H.	Line F minus G	$
I.	Adjusted Quick Ratio (line C divided by line H)

Is line I equal to or greater than 1.25:1.00?

No, not in compliance	Yes, in compliance

SEVENTH LOAN MODIFICATION AGREEMENT

This Seventh Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of August 5, 2015, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and ACACIA COMMUNICATIONS, INC., a Delaware corporation with its chief executive office located at 3 Clock Tower Place, Suite 130, Maynard, Massachusetts 01754 (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 9, 2011, evidenced by, among other documents, a certain Loan and Security Agreement dated as of June 9, 2011, between Borrower and Bank, as amended by that certain First Loan Modification Agreement dated as of March 13, 2012, between Borrower and Bank, as amended by that certain Second Loan Modification Agreement dated as of June 8, 2012, between Borrower and Bank, as further amended by that certain Third Loan Modification Agreement dated as of July 10, 2012, between Borrower and Bank, as further amended by that certain Fourth Loan Modification Agreement dated as of September 20, 2012, between Borrower and Bank, and as further amended by that certain Fifth Loan Modification Agreement dated as of September 12, 2013, but effective as of August 6, 2013, as further amended by that certain Sixth Loan Modification Agreement dated as of September 18, 2014, between Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following definition appearing in 13.1 thereof:

““Revolving Line Maturity Date” is August 5, 2015”

and inserting in lieu thereof the following:

““Revolving Line Maturity Date” is November 5, 2015”

4. FEES. Borrower shall pay to Bank a fully-earned non-refundable modification fee equal to Three Thousand Six Hundred Ninety Eight Dollars and Sixty Three Cents ($3,698.63) which fee shall be due and payable as of the Seventh Loan Modification date.

5. RATIFICATION OF’ PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in that certain Perfection Certificate dated as of September 12, 2013 delivered by Borrower to Batik (the “Perfection Certificate”), and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank.]

This Loan Modification Agreement is executed as a sealed instrument under the laws of Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

ACACIA COMMUNICATIONS, INC.		SILICON VALLEY BANK

By:	/s/ John Gavin	By:	/s/ Nick Currie

Name:	John Gavin	Name:	Nick Currie

Title:	CFO	Title:	Vice President

PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER: ACACIA COMMUNICATIONS, INC.

A.	LOAN OFFICER:	Nick Currie

B.	DATE:	August 11, 2015

C.	Modification Fee:	$3,698.63

TOTAL FEES DUE		$3,698.63

{ }		A check for the total amount is attached.

{X}		Debit DDA # 3300676311 for the total amount.

BORROWER:

/s/ John Gavin	8/11/2015

Authorized Signer	(Date)

SILICON VALLEY BANK:

/s/ Nick Currie

Loan Officer Signature	(Date)